Exhibit 10.1

HANESBRANDS INC. 2020 OMNIBUS INCENTIVE PLAN

1.

Purpose. The purposes of the Plan are (a) to promote the interests of the Company and its Subsidiaries and its stockholders by strengthening the ability of the Company and its Subsidiaries to attract and retain highly competent officers and other key employees, and (b) to provide a means to encourage Stock ownership and proprietary interest in the Company.

2.

Definitions. Where the context of the Plan permits, words in the masculine gender shall include the feminine gender, the plural form of a word shall include the singular form, and the singular form of a word shall include the plural form. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

(a)	Award means the grant of compensation under this Plan to a Participant.

(b)	Board means the board of directors of the Company.

(c)

Cause means, except as may be otherwise prescribed by the Committee in an Evidence of Award made under this Plan, the Participant: has been convicted of (or pled guilty or no contest to) a felony or any crime involving fraud, embezzlement, theft, misrepresentation or financial impropriety; willfully engaged in misconduct resulting in material harm to the Company; willfully failed to perform duties after written notice; or is in willful violation of Company policies resulting in material harm to the Company.

(d)	Change in Control means, except as may be otherwise prescribed by the Committee in an Evidence of Award made under this Plan, the occurrence of any of the following events after the Effective Date:

(i)

the acquisition by any Person of beneficial ownership (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of 20% or more of the combined voting power of the then outstanding capital stock of the Company that by its terms may be voted on all matters submitted to stockholders of the Company generally (“Voting Stock”); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities unless such outstanding convertible or exchangeable securities were acquired directly from the Company); (B) any acquisition by the Company; (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation involving the Company, if, immediately after such reorganization, merger or consolidation, each of the conditions described in clauses (A), (B) and (C)

of subsection (ii) below shall be satisfied; and provided further that, for purposes of clause (B) above, if (1) any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 20% or more of the Voting Stock by reason of an acquisition of Voting Stock by the Company, and (2) such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Voting Stock and such beneficial ownership is publicly announced, then such additional beneficial ownership shall constitute a Change in Control; or

(ii)

the consummation of a reorganization, merger or consolidation of the Company, or a sale, lease, exchange or other transfer of all or substantially all of the assets of the Company; excluding, however, any such reorganization, merger, consolidation, sale, lease, exchange or other transfer with respect to which, immediately after consummation of such transaction: (A) all or substantially all of the beneficial owners of the Voting Stock of the Company outstanding immediately prior to such transaction continue to beneficially own, directly or indirectly (either by remaining outstanding or by being converted into voting securities of the entity resulting from such transaction), more than 50% of the combined voting power of the voting securities of the Resulting Entity outstanding immediately after such transaction, in substantially the same proportions relative to each other as their ownership immediately prior to such transaction; and (B) no Person (other than any Person that beneficially owned, immediately prior to such reorganization, merger, consolidation, sale or other disposition, directly or indirectly, Voting Stock representing 20% or more of the combined voting power of the Company’s then outstanding securities) beneficially owns, directly or indirectly, 20% or more of the combined voting power of the then outstanding securities of the Resulting Entity; and (C) at least a majority of the members of the board of directors of the entity resulting from such transaction were Initial Directors of the Company at the time of the execution of the initial agreement or action of the Board authorizing such reorganization, merger, consolidation, sale or other disposition; or

(iii)	the consummation of a plan of complete liquidation or dissolution of the Company; or

(iv)	the Initial Directors cease for any reason to constitute at least a majority of the Board.

(e)	Code means the Internal Revenue Code of 1986 as amended.

(f)	Committee means the Compensation Committee of the Board (or its successor(s)).

(g)	Company means Hanesbrands Inc., a Maryland corporation, or any successor thereto.

(h)	Deferred Stock Unit (“DSU”) means a vested unit granted pursuant to section 11 below providing a Participant with the right to receive Stock (or cash) in accordance with the terms of such grant.

(i)	Director means a member of the Board.

(j)	Effective Date means the date this Plan is approved by the Company’s stockholders.

(k)

Evidence of Award means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the Awards granted under this Plan. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.

(l)	Exchange Act means the Securities Exchange Act of 1934, as amended.

(m)

Fair Market Value means, as of any particular date, the closing price of a share of Stock as reported for that date on the New York Stock Exchange or, if the Stock is not then listed on the New York Stock Exchange, on any other national securities exchange on which the Stock is listed, or if there are no sales on such date, on the next preceding trading day during which a sale occurred. If there is no regular public trading market for the Stock, then the Fair Market Value shall be the fair market value as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method provided such method is stated in the applicable Evidence of Award and is in compliance with the fair market value pricing rules set forth in Code Section 409A.

(n)	Incentive Stock Option means a Stock Option that is intended to meet the requirements of Code Section 422 or any successor law.

(o)

Initial Directors means those Directors of the Company on the Effective Date; provided, however, that any individual who becomes a Director of the Company thereafter whose election or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the Initial Directors then comprising the Board (or by the nominating committee of the Board, if such committee is comprised of Initial Directors and has such authority) shall be deemed to have been an Initial Director; and provided further, that no individual shall be deemed to be an Initial Director if such individual initially was elected or nominated as a Director of the Company as a result of: (i) an actual or threatened solicitation by a Person (other than the Board) made for the purpose of opposing a solicitation by the Board with respect to the election or removal of Directors; or (ii) any other actual or threatened solicitation of proxies or consents by or on behalf of any Person (other than the Board).

(p)	Nonqualified Stock Option means a Stock Option that is not an Incentive Stock Option.

(q)

Participant means (i) an employee of the Company or its Subsidiaries, including a Person who has agreed to commence serving in such capacity within 90 days of the grant date of the Award, (ii) a non-employee Director of the Company or (iii) a Person, including a consultant, who provides services to the Company or any Subsidiary that are equivalent to those typically provided by an employee (provided that such person satisfies the Form S-8 definition of an “employee”), in each case, designated by the Committee as eligible to receive an Award under the Plan.

(r)	Performance Cash Awards means cash incentives subject to the satisfaction of Performance Criteria and granted pursuant to section 13 below.

(s)

Performance Criteria means the measureable performance objective or objectives that may be established pursuant to this Plan for Participants who have received Awards hereunder, which may be based on factors including, but not limited to any of the following (or an equivalent metric): revenue; revenue growth; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; operating income; pre- or after-tax income; net operating profit after taxes; economic value added; ratio of operating earnings to capital spending; cash flow (before or after dividends); cash flow per share (before or after dividends); net earnings; net sales; sales growth; share price performance; return on assets or net assets; return on equity; return on capital (including return on total capital or return on invested capital); cash flow return on investment; total shareholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels, gross profit margin, operating profit margin, net income margin and leverage ratio. Performance Criteria that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or may be financial metrics based on, or able to be derived from, GAAP, and may be adjusted when established (or at any time thereafter) to include or exclude any items otherwise includable or excludable under GAAP.

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Criteria unsuitable, the Committee may in its discretion modify such Performance Criteria or the goals or actual levels of achievement regarding the Performance Criteria, in whole or in part, as the Committee deems appropriate and equitable.

(t)	Performance Period means, in respect of an Award, a period of time within which the Performance Criteria relating to such Award are to be achieved.

(u)	Performance Shares means Stock-denominated Awards subject to satisfaction of Performance Criteria and granted pursuant to section 12 below.

(v)	Person means any individual, entity or group, including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act.

(w)	Plan means this Hanesbrands Inc. 2020 Omnibus Incentive Plan, as may be amended or amended and restated from time to time.

(x)	Predecessor Plan means the Hanesbrands Inc. Omnibus Incentive Plan, including as amended or amended and restated.

(y)	Restricted Stock means Stock subject to a vesting condition specified by the Committee in an Award in accordance with section 10 below.

(z)

Resulting Entity means the entity resulting from a transaction (including, without limitation, the Company or an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s property or assets, directly or indirectly).

(aa)

RSU means a restricted stock unit providing a Participant with the right to receive Stock (or cash) at a date on or after vesting in accordance with the terms of such grant and/or upon the attainment of Performance Criteria specified by the Committee in the Award in accordance with section 10 below.

(bb)	SAR means a stock appreciation right granted pursuant to section 8 below.

(cc)

Stock means the common stock, par value $0.01 per share, of the Company, or any security into which such Stock may be changed by reason of any transaction or event of the type referred to in section 16 of this Plan.

(dd)

Stock Option means the right to acquire shares of Stock at a certain price that is granted pursuant to section 7 below. The term Stock Option includes both Incentive Stock Options and Nonqualified Stock Options.

(ee)

Subsidiary or Subsidiaries means a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, unincorporated association or other similar entity), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, Subsidiary means any corporation in which the Company at the time owns or controls, directly or indirectly, more than 50% of the total combined voting power of the then-outstanding securities entitled to vote generally in the election of members of the board of directors or similar body represented by all classes of stock issued by such corporation.

3.

Administration. The Plan will be administered by the Committee. The Committee shall have the discretionary authority to construe and interpret the Plan and any Awards granted thereunder (and related documents), to establish and amend rules for Plan administration, to change the terms and conditions of Awards at or after grant (subject to the provisions of section 22 below), to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award granted under the Plan and to make all other determinations which it deems necessary or advisable for the administration of the Plan, and any determination by the Committee pursuant to any provision of this Plan or of any related agreement, notification or document will be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.

Awards under the Plan may be made subject to the satisfaction of one or more Performance Criteria.

The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof. In addition, to the extent permitted by law, the Committee may delegate to one or more of its members, to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable (including but not limited to duties to determine a Participant’s eligibility for benefits and powers to establish rules, procedures and requirements necessary or appropriate to carry out the terms of the Plan), and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under this Plan. To the extent of any delegation under this paragraph, references in this Plan to the Committee will be deemed to be references to such subcommittee.

To the extent permitted by law, the Committee or the Board may authorize one or more officers of the Company to select employees to participate in the Plan and to determine the number and type of Awards to be granted to such Participants, except with respect to Awards to officers subject to Section 16 of the Exchange Act or to non-employee Directors of the Company. In the event of such authorization, any reference in the Plan to the Committee shall be deemed to include such officer or officers, unless the context clearly indicates otherwise.

The determinations of the Committee shall be made in accordance with their judgment as to the best interests of the Company and its stockholders and in accordance with the purposes of the Plan. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, if in writing signed by all the Committee members.

4.

Participants. The Committee shall determine which eligible individuals shall be Participants in the Plan. Any individual who is located in a country in which the Company’s Stock or the Plan have not been registered where registration is required shall be excluded from participation in the Plan. Designation of a Participant in any year shall not require the Committee to designate that person to receive an Award in any other year or to receive the same type or amount of Award as granted to the Participant in any other year or as granted to any other Participant in any year. The Committee shall consider all factors that it deems relevant in selecting Participants and in determining the type and amount of their respective Awards.

5.	Shares Available under the Plan.

(a)

Subject to adjustment as provided in section 16, there is hereby reserved for Awards under the Plan, as of the Effective Date, (i) 11,000,000 shares of Stock, plus (ii) the number of shares of Stock available for grant pursuant to the Predecessor Plan but which have not yet been made subject to awards granted under the Predecessor Plan as of the Effective Date (the “Maximum Share Limitation”). Subject to the share counting rules set forth below, the Maximum Share Limitation will be reduced by one share of Stock for every one share of Stock subject to an Award granted under the Plan. If, on or after the Effective Date, an Award under this Plan or the Predecessor Plan (in whole or in part) expires or is terminated, cancelled, forfeited, settled in cash or unearned, the shares of Stock associated with the expired, terminated, cancelled, forfeited, cash-settled or unearned portion of the Award shall again be available for Awards under this Plan. Notwithstanding anything in this Plan to the contrary, the following shares of Stock shall not be added (or added back, as applicable) to the aggregate number of shares available under this section 5(a): (i) shares withheld by the Company, tendered or otherwise used in payment of the exercise price of a Stock Option; (ii) shares withheld by the Company, tendered or otherwise used to satisfy tax withholding; (iii) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Stock Options; and (iv) shares subject to a share-settled SAR that are not actually issued in connection with the settlement of such SAR on the exercise thereof. All such Stock issued under the Plan may be either authorized and unissued Stock or issued Stock reacquired by the Company.

Additionally, in the event that a corporation acquired by (or combined with) the Company or any Subsidiary has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Stock authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or Directors of the Company or any Subsidiary prior to such acquisition or combination; and provided further, that no shares of Stock subject to an award that is granted by, or becomes an obligation of, the Company under this paragraph will be added (or added back) to the Maximum Share Limitation.

(b)

Notwithstanding anything to the contrary contained in this Plan, and subject to adjustment as provided in section 16 of this Plan, the aggregate number of shares of Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 11,000,000 shares; provided, however, notwithstanding a Stock Option’s designation, to the extent that Incentive Stock Options are exercisable for the first time by the Participant during any calendar year with respect to Stock whose aggregate Fair Market Value exceeds $100,000, such Stock Options shall be treated as Nonqualified Stock Options; provided further, that the value of any shares of Stock withheld or tendered to pay the exercise price of Incentive Stock Options or withheld or tendered to pay taxes on any Incentive Stock Options shall be taken into account for purposes of determining the aggregate Fair Market Value of Stock associated with a Participant’s Incentive Stock Options.

(c)

Notwithstanding anything to the contrary contained in this Plan, in no event will any non-employee Director of the Company in any one calendar year be granted compensation for such service having an aggregate maximum value (measured at the date of grant as applicable, and calculating the value of any Awards based on the grant date fair value for financial reporting purposes) in excess of $1,000,000.

6.

Types of Awards, Payments, and Limitations. Awards under the Plan shall consist of Stock Options, SARs, Restricted Stock, RSUs, DSUs, Performance Shares, Performance Cash Awards and other Stock or cash Awards, all as described below. Payment of Awards may be in the form of cash, Stock, other Awards or combinations thereof as the Committee shall determine, and with the expectation that any Award of Stock shall be styled to preserve such restrictions as it may impose. The Committee, either at the time of grant or by subsequent amendment, and subject to the provisions of sections 22 and 23 hereto, may require or permit Participants to elect to defer the issuance of Stock or the settlement of Awards in cash under such rules and procedures as the Committee may establish under the Plan in compliance with Code Section 409A (to the extent applicable).

The Committee may provide that any Awards under the Plan other than Stock Options or SARs earn dividends or dividend equivalents and interest on such dividends or dividend equivalents; provided, however, that any such dividends or dividend equivalents (and any interest related thereto) shall be deferred until, and paid contingent upon, the vesting of the related Award or portion thereof to which they relate. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional Stock or Stock equivalents. For the avoidance of doubt, neither Stock Options nor SARs granted under this Plan may provide for any dividends or dividend equivalents thereon.

Each Award shall be evidenced by an Evidence of Award that shall be subject to this Plan and set forth the terms, conditions and limitations of such Award. Such terms may include, but are not limited to, the term of the Award, the provisions applicable in the event the Participant’s employment terminates and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind any Award including without limitation the ability to amend such Awards to comply with changes in applicable law. Unless otherwise determined by the Committee, Awards granted under the Plan shall be subject to the Company’s clawback policy as in effect on the Effective Date, as the same may be amended from time to time. An Award may also be subject to any other clawback policy of the Company or other provisions (whether or not applicable to similar Awards granted to other Participants) as the Committee determines appropriate, including provisions intended to comply with federal or state securities laws and stock exchange requirements (including under Section 10D of the Exchange Act), understandings or conditions as to the Participant’s employment, requirements or inducements for continued ownership of Stock after exercise or vesting of Awards, or forfeiture or clawback of Awards or any shares of Stock issued under and/or any other benefit related to an Award, in the event of termination of employment shortly after exercise or vesting, breach of noncompetition or confidentiality agreements following termination of employment, or other detrimental activity before or after employment, or other provisions intended to have a similar effect.

Notwithstanding anything in this Plan (outside of this paragraph) to the contrary, Awards granted under this Plan shall vest no earlier than after a minimum one-year vesting period or one-year performance period, as applicable; provided, however, that, notwithstanding the foregoing, an aggregate of up to 5% of the Stock available for Awards under this Plan as provided for in section 5 of this Plan, as may be adjusted under section 16 of this Plan, may be used for Awards that do not at grant comply with such minimum vesting provisions. Nothing in this paragraph or otherwise in this Plan, however, shall preclude the Committee, in is sole discretion, from (i) providing for continued vesting or accelerated vesting for any Award under the Plan upon certain events, including in connection with or following a Participant’s death, disability, or termination of service or a Change in Control, or (ii) exercising its authority under section 22(b) at any time following the grant of an Award.

7.

Stock Options. Stock Options may be granted to Participants at any time as determined by the Committee. The Committee shall determine the number of shares subject to each Stock Option and whether the Stock Option is an Incentive Stock Option, provided that Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Code Section 3401(c). Unless otherwise indicated in the applicable Evidence of Award, a Stock Option will be deemed to be a Nonqualified Stock Option. The exercise price for each Stock Option shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of the Stock on the date the Stock Option is granted unless the Stock Option is a substituted, assumed or converted Stock Option granted pursuant to section 17 hereto. Each Stock Option shall expire at such time as the

Committee shall determine at the time of grant; provided, however, that a Stock Option will be automatically exercised upon the expiration date of the Stock Option if the Fair Market Value of a share of Stock on the expiration date exceeds the exercise price for each Stock Option. Stock Options shall be exercisable at such time and subject to such terms and conditions as the Committee shall determine; provided, however, that no Stock Option shall be exercisable later than ten years after its date of grant. The exercise price, upon exercise of any Stock Option, shall be payable to the Company in full by: (a) cash payment or its equivalent (a “cash exercise”); (b) tendering previously acquired Stock having a Fair Market Value at the time of exercise equal to the exercise price (a “stock swap”) or certification of ownership of such previously-acquired Stock (“attestation”); (c) to the extent permitted by applicable law, delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds from the Stock Option shares or loan proceeds to pay the exercise price and to deliver to the Participant the net amount of shares (a “cashless exercise for Stock”) or cash (a “cashless exercise for cash”); (d) having the Company retain from the Stock otherwise issuable upon exercise of the Stock Option a number of shares of Stock having a value (determined pursuant to rules established by the Committee in its discretion) equal to the exercise price of the Stock Option (a “net exercise”); (d) a combination of the foregoing methods; or (f) such other methods of payment as the Committee, in its discretion, deems appropriate.

8.

Stock Appreciation Rights. SARs may be granted to Participants at any time as determined by the Committee. Notwithstanding any other provision of the Plan, the Committee may, in its discretion, substitute SARs which can be settled only in Stock for outstanding Stock Options (“Substitute SARs”). The grant price of a Substitute SAR shall be equal to the exercise price of the related Stock Option and the Substitute SAR shall have substantive terms (e.g., duration) that are equivalent to the related Stock Option. The grant price of any other SAR shall not be less than 100% of the Fair Market Value of the Stock on the date of its grant unless the SARs are substitute, assumed or converted SARs granted pursuant to section 17 hereto. An SAR may be exercised upon such terms and conditions and for the term the Committee in its sole discretion determines; provided, however, that the term shall not exceed the Stock Option term in the case of a Substitute SAR or ten years from the date of grant in the case of any other SAR, and the terms and conditions applicable to a Substitute SAR shall be substantially the same as those applicable to the Stock Option which it replaces. Upon the expiration date of an SAR, the SAR will be automatically exercised if the Fair Market Value of a share of Stock on the expiration date exceeds the grant price of the SAR. Upon exercise of an SAR, the Participant shall be entitled to receive payment from the Company in an amount determined by multiplying (a) the difference between the Fair Market Value of a share of Stock on the date of exercise and the grant price of the SAR by (b) the number of shares with respect to which the SAR is exercised. The payment may be made in cash or Stock, at the discretion of the Committee, except in the case of a Substitute SAR payment which may be made only in Stock.

9.

No Repricing. Except in connection with a corporate transaction or event described in section 16 of this Plan or in connection with a Change in Control, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding

Stock Options or the grant price of outstanding SARs, or cancel outstanding “underwater” Stock Options or SARs (including following a Participant’s voluntary surrender of “underwater” Stock Options or SARs) in exchange for cash, other Awards or Stock Options or SARs with an exercise price or grant price, as applicable, that is less than the exercise price of the original Stock Options or grant price of the original SARs, as applicable, without stockholder approval. This section 9 is intended to prohibit the repricing of “underwater” Stock Options and SARs and will not be construed to prohibit the adjustments provided for in section 16 of this Plan.

10.

Restricted Stock and RSUs. Restricted Stock and RSUs may be awarded or sold to Participants under such terms and conditions as shall be established by the Committee. Restricted Stock and RSUs shall be subject to such restrictions as the Committee determines, including, without limitation, any of the following:

(a)	a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period;

(b)

a requirement that the holder forfeit (or in the case of Stock or RSUs sold to the Participant, resell to the Company at cost) such Stock or RSUs in the event of termination of employment during the period of restriction; and

(c)	the attainment of Performance Criteria.

11.	DSUs. DSUs provide a Participant a vested right to receive Stock in lieu of other compensation at termination of employment or service or at a specific future designated date.

12.

Performance Shares. The Committee shall designate the Participants to whom Performance Shares are to be awarded and determine the number of shares, the length of the Performance Period and the other terms and conditions of each such Award. Each Award of Performance Shares shall entitle the Participant to a payment in the form of Stock (or cash) upon the attainment of Performance Criteria and other terms and conditions specified by the Committee.

Notwithstanding satisfaction of any Performance Criteria, the number of shares issued under a Performance Share Award may be adjusted by the Committee on the basis of such further consideration as the Committee in its sole discretion shall determine. The Committee may, in its discretion, make a cash payment equal to the Fair Market Value of Stock otherwise required to be issued to a Participant pursuant to a Performance Share Award.

13.

Performance Cash Awards. The Committee shall designate the Participants to whom Performance Cash Awards are to be awarded and determine the amount of the Award and the terms and conditions of each such Award. Each Performance Cash Award shall entitle the Participant to a payment in cash (or an equivalent value in Stock, as determined by the Committee and set forth in the applicable Evidence of Award) on terms and conditions specified by the Committee.

Notwithstanding the satisfaction of any Performance Criteria, the amount to be paid under a Performance Cash Award may be adjusted by the Committee on the basis of such further consideration as the Committee in its sole discretion shall determine. The Committee may, in its discretion, substitute actual Stock for the cash payment otherwise required to be made to a Participant pursuant to a Performance Cash Award.

14.

Other Stock or Cash Awards. In addition to the awards described in sections 6 through 13 above, the Committee may grant shares of Stock or such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of such Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of the Stock or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Committee will determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this section 14 will be purchased for such consideration, and paid for at such time, by such methods, and in such forms, including, without limitation, Stock, other Awards, notes or other property, as the Committee determines.

Cash Awards, as an element of or supplement to any other Award granted under this Plan, may also be granted pursuant to this section 14.

The Committee may authorize the grant of Stock as a bonus, or may authorize the grant of other Awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Code Section 409A.

15.	Change in Control. The vesting and payment terms applicable to an Award following a Change in Control shall be determined by the Committee.

16.

Adjustments. The Committee shall make or provide for such adjustments in the number of and kind of shares of Stock covered by outstanding Stock Options, SARs, Restricted Stock, RSUs, DSUs, and Performance Shares granted hereunder and, if applicable, in the number of and kind of shares of Stock covered by other Awards granted pursuant to section 14 of this Plan, in the exercise price and base price provided in outstanding Stock Options and SARs, respectively, in Performance Cash Awards, and in other award terms, as the Committee, in its sole discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all Awards so replaced in a manner that complies with Code Section 409A. In addition, for each Stock Option or SAR with an exercise price or base price, respectively, greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its discretion elect to cancel such Stock Option or SAR without any payment to the person holding such Stock Option or SAR. The Committee shall also make or provide for such adjustments in the number of shares of Stock specified in section 5 of this Plan as the Committee in its sole discretion, exercised in good faith, determines is appropriate to reflect any transaction or event described in this section 16; provided, however, that any such adjustment to the number specified in section 5(b) of this Plan will be made only if and to the extent that such adjustment would not cause any Stock Option intended to qualify as an Incentive Stock Option to fail to so qualify.

17.

Substitution and Assumption of Awards. The Board or the Committee may authorize the issuance of Awards under this Plan in connection with the assumption or conversion of, or substitution for, outstanding awards previously granted to individuals who become employees of the Company or any Subsidiary as a result of any merger, consolidation, acquisition of property or stock or reorganization, upon such terms and conditions as the Committee may deem appropriate. The Awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for Stock substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the applicable transaction. Any substitute Awards granted under the Plan as described in this section 17 shall not count against the Stock limitations set forth in section 5 hereto, to the extent permitted by Section 303A.08 of the New York Stock Exchange Listed Company Manual as in effect from time to time.

18.

Nontransferability. Except as otherwise determined by the Committee in the case of Stock Options, and subject to compliance with Code Section 409A, each Award granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, and each Stock Option and SAR shall be exercisable during the Participant’s lifetime only by the Participant or, in the event of disability, by the Participant’s personal representative. In no event will any such Award granted under this Plan be transferred for value. In the event of the death of a Participant, exercise of any Award or payment with respect to any Award shall be made only by or to the beneficiary, executor or administrator of the estate of the deceased Participant or the Person or Persons to whom the deceased Participant’s rights under the Award shall pass by will or the laws of descent and distribution.

19.

Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Stock, unless otherwise determined by the Committee, such withholding requirement shall be satisfied by retention by the Company of a portion of the Stock to be delivered to the Participant. The Stock used for tax or other withholding will be valued at an amount equal to the fair market value of such Stock on the date the benefit is to be included in Participant’s income. In no event will the fair market value of the Stock to be withheld and delivered pursuant to this section 19 exceed the minimum amount required to be withheld, unless (i) an additional amount can be withheld and not result in adverse accounting consequences and (ii) such additional withholding amount is authorized by the Committee. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of Stock acquired upon the exercise of Stock Options.

20.	Compliance with Code Section 409A.

(a)

To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Code Section 409A, so that the income inclusion provisions of Code Section 409A(a)(1) do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)

Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Code Section 409A) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Code Section 409A, any deferred compensation (within the meaning of Code Section 409A) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owed by a Participant to the Company or any of its Subsidiaries.

(c)

If, at the time of a Participant’s separation from service (within the meaning of Code Section 409A), (i) the Participant will be a specified employee (within the meaning of Code Section 409A and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Code Section 409A) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Code Section 409A in order to avoid taxes or penalties under Code Section 409A, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the tenth business day of the seventh month after such separation from service.

(d)

Solely with respect to any Award that constitutes nonqualified deferred compensation subject to Code Section 409A and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time and form of payment that complies with Code Section 409A, without altering the definition of Change in Control for any purpose in respect of such Award.

(e)

Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Code Section 409A, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Code Section 409A. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Code Section 409A), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

21.

Duration of the Plan. No Award shall be made under the Plan more than ten years after the Effective Date, provided that all Awards made prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan; provided, however, that the terms and conditions applicable to any Stock Option granted on or before such date may thereafter be amended or modified by mutual agreement between the Company and the Participant, or such other Person as may then have an interest therein.

22.	Amendment and Termination.

(a)

The Board may amend the Plan from time to time or terminate the Plan at any time. However, unless expressly provided in an Award or the Plan, no such action shall materially reduce the amount of any existing Award or materially and adversely change the terms and conditions thereof without the Participant’s consent; provided, however, that the Committee may, in its discretion, substitute SARs which can be settled only in Stock for outstanding Stock Options and may require an Award be deferred pursuant to section 6 hereto, without a Participant’s consent; and further provided that the Committee may amend or terminate an

Award to comply with changes in law, including but not limited to tax law, without a Participant’s consent. Notwithstanding any provision of the Plan to the contrary, the provisions in each of section 9 of the Plan (regarding the repricing of Stock Options and SARs) shall not be amended without stockholder approval. Notwithstanding any provision of the Plan to the contrary, to the extent that Awards under the Plan are subject to the provisions of Code Section 409A, then the Plan as applied to those amounts shall be interpreted and administered so that it is consistent with such Code section. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with applicable laws, regulations or stock exchange rules. Termination of the Plan will not affect the rights of Participants or their successors under any Awards outstanding hereunder and not exercised in full on the date of termination.

(b)

If permitted by Code Section 409A, but subject to the paragraph that follows, including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances or in the event of a Change in Control, to the extent a Participant holds a Stock Option or SAR not immediately exercisable in full, or any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any RSUs as to which the vesting period has not been completed, or any Performance Cash Awards or Performance Shares which have not been fully earned, or any dividend equivalents or other Awards made pursuant to section 14 of this Plan subject to any vesting schedule or transfer restriction, or who holds Stock subject to any transfer restriction imposed pursuant to this Plan, the Committee may, in its sole discretion, provide for continued vesting or accelerate the time at which such Stock Option, SAR or other award may vest or be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such vesting period will end or the time at which such Performance Cash Awards or Performance Shares will be deemed to have been earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any Award.

23.	Other Provisions.

(a)

In the event any Award under this Plan is granted to a Participant who is a foreign national or who is employed by the Company or any Subsidiary outside of the United States of America or who provides services to the Company or any Subsidiary under an agreement with a foreign nation or agency, the Committee may, in its sole discretion: (i) provide for such special terms for Awards to such Participants, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom; (ii) approve such supplements to or amendments, restatements or alternative versions of this Plan (including sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan; or (iii) cause the Company to enter into an internal accounting transaction with any local branch or affiliate consistent with internal accounting/audit protocols and pursuant to which such branch or affiliate will reimburse the Company for the cost of such equity incentives. No such special terms, supplements, amendments or restatements as described in this subsection, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the Company’s stockholders.

(b)

To the extent that any provision of this Plan would prevent any Stock Option that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Stock Option. Such provision, however, will remain in effect for other Stock Options and there will be no further effect on any provision of this Plan.

(c)

No Award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or shares thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(d)

No Participant will have any rights as a stockholder of the Company with respect to any Stock subject to Awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such Stock upon the share records of the Company.

(e)

Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s employment with the Company; nor interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by applicable laws and any enforceable agreement between the employee and the Company.

(f)

No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee, in its discretion, shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares of Stock, or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(g)

In the event any provision of the Plan shall be held to be illegal, invalid or unenforceable for any reason, or would disqualify this Plan or any Award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect. Notwithstanding anything in this Plan or an Evidence of Award to the contrary, nothing in this Plan or in an Evidence of Award prevents a Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity a Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.

(h)

Payments and other benefits received by a Participant under an Award made pursuant to the Plan generally shall not be deemed a part of a Participant’s compensation for purposes of determining the Participant’s benefits under any other employee benefit plans or arrangements provided by the Company or a Subsidiary, unless the Committee expressly provides otherwise in writing or unless expressly provided under such plan. The Committee shall administer, construe, interpret and exercise discretion under the Plan and each Award in a manner that is consistent and in compliance with a reasonable, good faith interpretation of all applicable laws.

24.

Governing Law. The Plan and any actions taken in connection herewith shall be governed by and construed in accordance with the laws of the state of North Carolina without regard to any state’s conflict of laws principles. Any legal action related to this Plan shall be brought only in a federal or state court located in North Carolina.

25.

Stockholder Approval. This Plan will be effective as of the Effective Date. No grants will be made on or after the Effective Date under the Predecessor Plan, provided that outstanding awards granted under the Predecessor Plan will continue unaffected following the Effective Date. For clarification purposes, the terms and conditions of this Plan shall not apply to or otherwise impact previously granted and outstanding awards under the Predecessor Plan, as applicable.